Exhibit 10.34


                                              EXECUTION COPY
                         AMENDMENT dated as of March 1, 2002
          (this "Amendment") to the Credit Agreement dated as of December 12, 1997, as amended and restated as of November 17, 1998, as amended (the "Credit Agreement"), among FREEPORT-McMoRan SULPHUR LLC, a Delaware limited liability company (the "Borrower"); McMoRan EXPLORATION CO., a Delaware corporation, as guarantor (in such capacity, the "Guarantor"); the several lenders from time to time party thereto (collectively, the "Lenders"); JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as documentary agent for the Lenders (in such capacity, the "Documentary Agent") and as collateral agent for the Lenders (in such capacity, the "Collateral Agent"; the Administrative Agent, the Documentary Agent and the Collateral Agent being collectively referred to herein as the "Agents"); and HIBERNIA NATIONAL BANK, a national banking association, as co-agent for the Lenders (the "Co-Agent").


          WHEREAS the Borrower and the Guarantor have requested that the Lenders approve amendments to certain provisions of the Credit Agreement;

          WHEREAS the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to amend such provisions; and

          WHEREAS capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1.  Amendments.  Effective as of the March 2002
Amendment Effective Date (as defined in Section 3 hereof), the
Credit Agreement is hereby amended as follows:

          (a) The preamble is hereby amended by deleting the figure "$60,503,403" in the last line of the second paragraph thereof and replacing it with the figure "$58,500,000".

          (b)  The following definitions are added to Section
1.01 in their appropriate alphabetical position:

               "Drilling JV Partner" has the meaning set forth in the definition of "Qualifying Joint Venture Project".


               "Exploration Properties" means all Hydrocarbon
     Interests included in the MOXY Collateral that is not Proved
     Properties.

               "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now owned or hereafter acquired by MOXY in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

               "March 2002 Amendment" means the Amendment to this Agreement dated as of March 1, 2002.

               "March 2002 Amendment Effective Date" shall have the meaning given such term in Section 3 of the March 2002
     Amendment.

               "Maturity Date" means the earlier of (i) the consummation by the Borrower of the disposition of substantially all of its sulphur transportation and terminaling business (a "Sulphur Disposition") and (ii) April 3, 2002; provided, however, that the date referred to in this clause (ii) shall be extended to May 31, 2002, if, on or prior to March 29, 2002, (a) the Sulphur Sale Condition has been satisfied and (b) this Agreement shall have been amended to add certain financial covenants satisfactory to each of the Lenders in its discretion.

               "MOXY Collateral" means the assets and properties of MOXY which are subject to the Liens created pursuant to the MOXY Security Documents.

               "MOXY Collateral Requirement" means the
     requirement that:

               (a) On or prior to the March 2002 Amendment
          Effective Date, the MOXY Security Agreement shall have been duly executed by MOXY and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and Lien on the MOXY Collateral (subject to any Lien permitted by Section 10.16(d) and Permitted MOXY Encumbrances) described in such agreement shall have been delivered to the Collateral Agent;

               (b) On or prior to the March 2002 Amendment
          Effective Date, all outstanding equity interests in each Subsidiary owned by MOXY shall have been pledged pursuant to the MOXY Security Agreement (except that MOXY shall not be required to pledge more than 65% of the outstanding voting equity interests of any foreign Subsidiary) and the Collateral Agent shall have received any certificates or other instruments representing all such equity interests, together with undated stock powers or other instruments of transfer with respect thereto duly endorsed in blank;

               (c) On or prior to the March 2002 Amendment
          Effective Date, (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the MOXY Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the MOXY Security Documents, shall have been delivered to the Collateral Agent for filing, registration or recording, and (ii) the Collateral Agent shall have received such legal opinions of special and local counsel as the Collateral Agent or the Lenders may reasonably request with respect to the creation and perfection of the Liens intended to be created by the MOXY Security Documents, in form and substance satisfactory to the Collateral Agent and its counsel;

               (d) On or prior to the March 2002 Amendment
          Effective Date, (i) each MOXY Mortgage, in form and substance satisfactory to the Lenders, relating to each of the MOXY Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect,
          (ii) each of such MOXY Mortgaged Properties shall not be subject to any Lien other than Permitted MOXY Encumbrances those permitted under Section 10.16(d),
          (iii) each of such MOXY Security Documents shall have been filed and recorded in the recording office as specified on Schedule II to the March 2002 Amendment and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received new or updated title opinions or title reports as reasonably requested by the Collateral Agent; provided that the obligations set forth in clauses (iii) and (iv) hereof, to the extent unable to be satisfied prior to the March 2002 Amendment Effective Date, may be satisfied as soon as practicable but in no event later than (i) with respect to (x) the MOXY Mortgage filings (other than the MOXY Mortgage filing referred to in clause (y)), 14 days following the March 2002 Amendment Effective Date and
          (y) the MOXY Mortgage filing relating to the MOXY Mortgaged Property located in Oklahoma, 20 days following the March 2002 Amendment Effective Date and
          (ii) with respect to the title reports or title opinions, 29 days following the March 2002 Amendment Effective Date;

               (e) On or prior to the March 2002 Amendment
          Effective Date, the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.01 and the applicable provisions of the MOXY Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent; and

               (f) On or prior to the March 2002 Amendment
          Effective Date, the MOXY Guarantee Agreement shall have been duly executed by MOXY and shall be in full force and effect on such date.

          Notwithstanding the foregoing, with respect to any assets of MOXY consisting of real property or intellectual property, in the event that the requirements of clauses (c) and (d) above are not satisfied by the March 2002 Amendment Effective Date with respect to such assets, the MOXY Collateral Requirement shall not be deemed to be unsatisfied so long as MOXY is exercising its best efforts to satisfy such requirements; provided that the requirements of clauses
     (c) and (d) above are satisfied with respect to each such asset by the date that is 14 days or, in the case of the MOXY Mortgaged Property located in Oklahoma, 20 days after the March 2002 Amendment Effective Date (except as provided in clause (ii) of the proviso of subsection (d)).

               "MOXY Guarantee Agreement" means the Guarantee Agreement dated as of March 1, 2002 between MOXY and the Collateral Agent for the benefit of the Secured Parties, in the form attached as Exhibit A to the March 2002 Amendment.

               "MOXY Mortgaged Property" means the real property fee and leasehold estates listed on Schedule I to the March
     2002 Amendment.

               "MOXY Mortgages" means the mortgages or deeds of trust relating to the real property fee and leasehold estates of MOXY in form and substance satisfactory to the Collateral Agent and its counsel.

               "MOXY Perfection Certificate" means the
     "Perfection Certificate", as such term is defined in the MOXY Security Agreement.

               "MOXY Reduction" means a repayment of Loans by MOXY after the March 2002 Amendment Effective Date made with MOXY's own funds (including proceeds from joint ventures relating to MOXY's assets or sales or dispositions of MOXY assets), but not directly or indirectly from funds or assets of the Borrower, accompanied by a simultaneous permanent reduction in the Total Commitments equal to the amount of such repayment, and shall include any such repayment and commitment reduction pursuant to the provisions of Section 2.07(e).

               "MOXY Release Date" means the date on which all Liens created under the MOXY Security Documents are required to be released pursuant to Section 10.16 as a result of MOXY Reductions having been effected in an aggregate amount of $15,000,000 and the other conditions therein having been satisfied.

               "MOXY Security Agreement" means the Security
     Agreement dated as of March 1, 2002 between MOXY and the Collateral Agent for the benefit of the Secured Parties, in the form attached as Exhibit B to the March 2002 Amendment.

               "MOXY Security Documents" means the MOXY Security Agreement, the MOXY Mortgages and each other agreement or instrument executed and delivered to secure the Obligations or MOXY's obligations under the MOXY Guarantee Agreement.

               "Oil and Gas Properties" shall mean Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

               "Permitted MOXY Encumbrances" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law or lien in favor of operators or co-interest owners under contract in the ordinary course of business or incident to the exploration, development, operation and maintenance of oil and gas properties or interests (including without limitation all presently existing or future unitization, pooling agreements, operating agreements, contracts and other agreements which relate to any such properties or interests or the production, sale, purchase, exchange or processing of hydrocarbons, and all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any such interests or properties) or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by MOXY or any Subsidiary of MOXY or materially impair the value of such property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other property of MOXY or any Subsidiary of MOXY for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other property which in the aggregate do not materially impair the use of such rights of way or other property for the purposes of which such rights of way and other property are held by MOXY or any Subsidiary MOXY or materially impair the value of such property subject thereto; (vi) deposits of cash or securities in existence on the March 2002 Amendment Effective Date to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens permitted by the MOXY Security Documents; (viii) required margin deposits on hedge agreements arising in the ordinary course of business; (ix) Liens of lessors of property (in such capacity) leased by MOXY, which Lien in any such case is limited to the property leased thereunder; (x) Liens identified on Schedules I or III to the March 2002 Amendment or any Liens required to be created as a result of the documents creating any such Liens; and (xi) Liens (other than to secure the payment of borrowed money or the deferred purchase price of property or services) reasonably acceptable to the Collateral Agent as reflected on title reports or title opinions delivered by MOXY to the Collateral Agent.

               "Proved Properties" means properties listed as having "proved developed oil and gas reserves" on the report entitled "McMoRan Oil & Gas LLC Estimated Future Reserves as of December 31, 2001" prepared by Ryder Scott.

               "Qualifying Drilling Project" means a drilling, exploration or development agreement between MOXY and a third party that is not an Affiliate of MOXY (a "Drilling JV Partner") which is entered into on arm's length terms in the ordinary course of MOXY's exploration and development activities and pursuant to which (i) MOXY conveys or agrees to convey to the Drilling JV Partner a Hydrocarbon Interest in specific Exploration Properties and (ii) in consideration therefor, the Drilling JV Partner (A) agrees to bear and be responsible for a specified percentage of the exploration and/or development costs and/or (B) agrees to make a cash payment to MOXY and/or (C) agrees to assign to MOXY a Hydrocarbon Interest on which MOXY grants a Lien in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the acquisition thereof and (iii) shall not include any consideration other than as described in (ii) above; provided, however, that all interests conveyed to Drilling JV Partners in respect of all such projects shall not relate, on a cumulative basis, to more than 125,000 acres of Exploration Properties.

               "Sulphur Disposition" has the meaning set forth in the definition of "Maturity Date".

               "Sulphur Sale Condition" means that, on or prior to March 29, 2002, (x) a definitive sale agreement providing for a Sulphur Disposition has been executed and delivered by the Borrower and a purchaser and true and correct copies thereof provided to the Lenders and (y) such definitive agreement and Sulphur Disposition, including without limitation the terms, conditions and pricing thereof, have been consented to in writing by each of the Lenders, in its discretion, pursuant to a notice given to the Administrative Agent.

          (c) Each of the following definitions in Section 1.01 is amended and restated in its entirety as follows:

               "Casualty" shall mean any casualty or insured damages to any portion of any Mortgaged Property or any MOXY
     Mortgaged Property.

               "Collateral" shall mean all the "Collateral" as defined in any Security Document or any MOXY Security
     Document and shall also include the Mortgaged Property and the MOXY Mortgaged Property.

               "Condemnation" shall mean the institution of any action or proceeding for the taking of any Mortgaged Property or any MOXY Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

               "Loan Documents" means the January 1999 Amendment, the August 2000 Amendment, the April 2001 Amendment, the August 2001 Amendment, the October 2001 Amendment, the January 2002 Amendment, the February 2002 Amendment, the February 2002 Consent, the March 2002 Amendment, the Credit Agreement, the MOXY Guarantee Agreement, the Security Documents, the MOXY Security Documents and all other agreements, certificates and instruments now or hereafter entered into in connection therewith or in furtherance thereof, in each case as amended and modified from time to time.

               "MOXY" means McMoRan Oil & Gas LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Guarantor.

               "Net Proceeds" means (i) the gross fair market value of the consideration or other amounts payable to or receivable by the Borrower, the Guarantor, any of the Restricted Subsidiaries or MOXY (provided that in the case of MOXY, only cash consideration shall be included) in respect of any sales, transfers, distributions or other dispositions (including by merger or consolidation) of assets, properties or interests therein (including any capital or other equity interests owned), less (ii) the amount, if any, of all taxes (but only to the extent such Person reasonably estimates that such taxes will be paid on the date of the next tax filing by such Person or such Affiliate of such Person), and reasonable and customary fees, commissions, costs and other expenses (other than those payable to the Guarantor, the Borrower or any of their Affiliates) which are incurred in connection with such sales, transfers, distributions or other dispositions and are payable by the seller or the transferor (or an Affiliate of the seller or the transferor) of the assets or property to which such sales, transfers, distributions or other dispositions relate, but only to the extent not already deducted in arriving at the amount referred to in clause
     (i). Under no circumstances will any trade payables, claims of materialmen, mechanics, suppliers or similar expenses be deducted in computing Net Proceeds in respect of any sale, transfer, distribution or other disposition.

          (d) Section 2.07 is amended by adding a new paragraph
(e) thereto to read in its entirety as follows:

          "(e) In the event and on each occasion prior to the MOXY Release Date that any Net Proceeds are received by or on behalf of MOXY (or any Affiliate of MOXY) as consideration for the conveyance or transfer of any Hydrocarbon Interest in Exploration Properties conveyed to a Drilling JV Partner in connection with a Qualifying Drilling Project, the Total Commitments shall be permanently reduced on the date of such receipt by an amount equal to 75% of such Net Proceeds (and Loans repaid on that date to the extent necessary so that the aggregate amount of Loans outstanding does not exceed the Total Commitments)."

          (e)  Section 3.01 is amended by adding a new paragraph
(s) to read in its entirety as follows:

          "(s) Certain MOXY Representations. (i) The MOXY Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the MOXY Collateral covered thereby and, when financing statements in appropriate form are filed in the offices specified on the MOXY Perfection Certificate, the MOXY Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such collateral, in each case prior and superior to any other Lien, other than Liens of the types referred to in Section 5.02(i) and (vi) Liens expressly permitted by Section 10.16 and Permitted MOXY Encumbrances.

          (ii) The MOXY Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the respective mortgagee's right, title and interest in and to the MOXY Mortgaged Property thereunder and the proceeds thereof, and when the MOXY Mortgages are filed in the offices specified on Schedule II to the March 2002 Amendment, the MOXY Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such mortgagee in such MOXY Mortgaged Property and the proceeds thereof, in each case prior and superior to any other Lien, other than Liens of the type referred to in Section 5.02(d)(i) and (vi), Liens expressly permitted by Section 10.16 and Permitted MOXY Encumbrances.

          (iii) Schedule I to the March 2002 Amendment lists completely and correctly as of the March 2002 Amendment Effective Date all real property, including all Hydrocarbon Interests, owned or leased by MOXY (other than real property with a fair market value that in the aggregate does not exceed $250,000) and the addresses or location thereof.
     MOXY owns an interest of the type described in Schedule I in all the real property set forth on Schedule I to the March 2002 Amendment.

          (iv) The MOXY Collateral covered by the MOXY Security Documents includes substantially all of MOXY's right, title and interest in and to all Hydrocarbon Interests and Oil and Gas Properties owned or leased by MOXY which are susceptible to having a Lien created thereon in favor of the Collateral Agent.

          (v) MOXY has no Subsidiaries other than those listed on
     Schedule III."


          (f) Section 5.01(r) is amended to read in its entirety as follows:

          "(r) [Intentionally Omitted]".

          (g)  Section 5.02 is amended by adding new paragraphs
(r), (s), (t) and (u) to read in their entirety as follows:

          "(r) The Guarantor will not cause or permit MOXY to (i) form or acquire any Subsidiary, (ii) purchase any securities of, make any investment in, or make any loan or advance to, any Subsidiary or any other Person other than Permitted Investments, or (iii) pay or make any dividend or distribution on, or purchase, retire, redeem or otherwise acquire any shares of, any capital stock or other equity interest of MOXY other than dividends or distributions from MOXY to the Guarantor that are made for the purpose of being contributed by the Guarantor to the Borrower.

          (s) The Guarantor will, at all times on and after the date that is 14 days, or in the case of the MOXY Mortgaged Property located in Oklahoma 20 days, after the March 2002 Amendment Effective Date and prior to the MOXY Release Date, cause the MOXY Collateral Requirement to be satisfied (except as provided in clause (ii) of the proviso of subsection (d) of the definition of MOXY Collateral Requirement).

          (t) Until the MOXY Release Date, the Guarantor will not cause or permit MOXY to enter into any drilling, exploration or development joint ventures with respect to the MOXY Collateral pursuant to which MOXY conveys or agrees to convey a Hydrocarbon Interest to a third party other than Qualifying Drilling Projects.

          (u) The Guarantor will at all times cause MOXY to comply with the following Sections 5.01(k) and 5.01(l) of this Agreement with the same effect as though MOXY were named in such Sections each time a reference to the Borrower is made therein."

          (h) Section 7.01(n) is hereby amended and restated in its entirety as follows:

          "(n) any security interest purported to be created by any Security Document or (prior to the MOXY Release Date) any MOXY Security Document shall cease to be, or shall be asserted by the Borrower, the Guarantor or MOXY not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement, such Security Document or such MOXY Security Document) security interest in the assets or properties covered thereby, except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; and"

          (i) Section 7.01(o) is hereby amended and restated in its entirety as follows:

          "(o) the requirements of clauses (c) or (d) of the definition of "Collateral Requirement" or the requirements of clauses (c) or (d) of the definition of "MOXY Collateral Requirement" shall not have been satisfied within 45 days of the Amendment Effective Date or 14 days, or in the case of the MOXY Mortgaged Property located in Oklahoma 20 days, of the March 2002 Amendment Effective Date, or with respect to clause (ii) of the proviso set forth in subsection (d) of the definition of "MOXY Collateral Requirement", 29 days, respectively."

          (j)  The last sentence of subsection (a) of Article
VIII is hereby amended by deleting the phrase "and the Security
Documents" and replacing it with ", the Security Documents and the MOXY Security Documents".

          (k) Section 10.07(b)(v) is hereby amended and restated as follows:

          ", (v) subject to Section 10.16, release all or a substantial part of the Collateral".

          (l) A new Section 10.07(b)(vi) is hereby added immediately following Section 10.07(b)(v) as follows:

          "or (vi) release MOXY from its guarantee pursuant to the MOXY Guarantee Agreement (except as expressly provided in the MOXY Guarantee Agreement), or limit its liability in respect of such guarantee".

          (m) A new Section 10.16 is hereby added immediately following Section 10.15 as follows:

          "SECTION 10.16. Release of Liens; Subordination. (a) In the event that the MOXY Reductions in an aggregate cumulative amount of $10,000,000 have been effected, the Lenders will, promptly upon the written request of the Guarantor, release from the Liens of the MOXY Mortgages (i) all the Proved Properties and (ii) Exploration Properties constituting 50% of the total acreage of all Exploration Properties then subject to the MOXY Mortgages (such Exploration Properties to be released to be designated in writing by the Guarantor in such request); provided, however, that no such release under this paragraph (a) shall be required or requested at any time when a Default or Event of Default has occurred and is continuing. The Collateral Agent shall, without the necessity of any consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, in each case without representation, warranty or recourse of any nature, as shall be necessary to effectuate any release of such MOXY Collateral required hereby.

          (b) In the event that the MOXY Reductions in an aggregate cumulative amount of $15,000,000 have been effected (including any such MOXY Reductions referred to in Section 10.16(a)), the Lenders will, promptly upon the written request of the Guarantor, release all Liens created under the MOXY Security Documents and terminate the MOXY Security Documents; provided, however, that no such release under this paragraph (b) shall be required or requested at any time when a Default or Event of Default has occurred and is continuing. The Collateral Agent shall, without the necessity of any consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, in each case without representation, warranty or recourse of any nature, as shall be necessary to effectuate any release of the MOXY Collateral required hereby.

          (c) If the Guarantor shall request the release under any MOXY Security Document of Liens covering interests in Exploration Properties that are to be transferred to a Drilling JV Partner in connection with a Qualifying Drilling Project permitted hereunder, so long as no Default or Event of Default shall have occurred and be continuing, the Lenders hereby agree to release Liens on such interests (but not on interests retained by MOXY in any such Exploration Properties). In such event, the Guarantor shall deliver to the Collateral Agent a certificate describing the Qualifying Drilling Project, including what portion of the drilling costs each party will bear and what amount of equity in the exploration project each party will own and what additional consideration, if any, will be paid to MOXY in connection with such transaction, stating that such transaction qualifies as a Qualifying Drilling Project and that it will comply with the terms of this Agreement (including, if applicable, Section 2.07(e)). The Collateral Agent, if satisfied that such certificate is correct, shall, without the necessity of any consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, in each case without representation, warranty or recourse of any nature, as shall be necessary to effectuate the release of such Liens upon the closing of such Qualifying Drilling Project; provided, however, that no such release shall be required if a Default or Event of Default has occurred and is continuing or if any prepayment of Loans required by
     Section 2.07(e) in connection with the closing of such transaction is not made when due.

          (d) At the written request of the Guarantor, the Lenders will enter into a subordination agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the Liens under the MOXY Security Documents on Proved Properties (but no other assets) will be subordinated to Liens securing Debt not in excess of $10,000,000 in principal amount at any time outstanding incurred by MOXY under a working capital liquidity loan facility (and securing interest in respect of such principal amounts, and related fees, reimbursement obligations and indemnities under such facility). The Lenders hereby authorize the Collateral Agent to enter into any such subordination agreement on their behalf, without the necessity of any further consent from any Lender.

          (e) Notwithstanding any other provisions hereof or the occurrence of the MOXY Release Date, the MOXY Guarantee Agreement and MOXY's obligations thereunder shall not be released, subordinated or otherwise affected pursuant to the provisions of this Section.
          (n) Schedule II to the Credit Agreement is replaced with Schedule II attached in the form of Exhibit C hereto.

          SECTION 2. Representations and Warranties. Each of the Borrower and the Guarantor represents and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of the Borrower or the Guarantor, as applicable, set forth in the Loan Documents are true and correct in all material respects on and as of the date of this March 2002 Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 3. Effectiveness. This March 2002 Amendment shall become effective as of the first date (the "March 2002
Amendment Effective Date") when the following conditions are satisfied:

               (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Guarantor and each of the Lenders;

               (b) The Administrative Agent shall have received a favorable written opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel to the Borrower, the Guarantor and MOXY, in a form satisfactory to the Administrative Agent and counsel to the Administrative Agent, in each case (A) dated the March 2002 Amendment Effective Date, (B) addressed to the Agents and the Lenders, and (C) covering such matters relating to the Loan Documents, the MOXY Guarantee Agreement, the MOXY Security Documents and the transactions contemplated thereby, as the Administrative Agent shall reasonably request, and each of the Borrower, the Guarantor and MOXY hereby instructs such counsel to deliver such opinions;

               (c)  All legal matters incident to this March 2002
     Amendment shall be satisfactory to the Administrative Agent and counsel to the Administrative Agent;

               (d)  The Administrative Agent shall have received
     (i) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor dated the March 2002 Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each of the Guarantor, individually and in its capacity as the sole member of the Borrower, and of the Borrower authorizing the execution, delivery and performance of the March 2002 Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) that neither the certificate of incorporation nor the by-laws of the Guarantor and neither the articles of organization nor the operating agreement of the Borrower have been amended since the versions thereof that were delivered in connection with the February 2002 Amendment (or represented as being unchanged from the immediately prior amendment); (ii) a copy of the articles of organization or analogous organizational documents, including all amendments thereto, of MOXY, certified as of a recent date by the Secretary or Assistant Secretary of MOXY, and a long-form good standing certificate of MOXY as of a recent date, from the Secretary of State of the state of its organization; (iii) a certificate of the Secretary or Assistant Secretary of MOXY dated the March 2002 Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the articles of organization and the operating agreement of MOXY as in effect on the March 2002 Amendment Effective Date and at all times since a date prior to the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of MOXY authorizing the execution, delivery and performance of the MOXY Guarantee and the MOXY Security Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that neither the articles of organization nor the operating agreement of MOXY have been amended since the date of the last amendment thereto shown on the date of the certificate furnished pursuant to clause (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any agreement or any other document delivered in connection herewith on behalf of MOXY; (iv) a certificate of a Responsible Officer of MOXY as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Administrative Agent or its counsel may reasonably request;

               (e) The Agents shall have received certificates, dated the March 2002 Amendment Effective Date and signed by a Responsible Officer of each of the Guarantor and the Borrower, confirming compliance on and as of such date with the conditions precedent set forth in paragraphs (i) and
     (iii) of Section 6.01 of the Credit Agreement, as amended by this Amendment;

               (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the March 2002 Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, such expenses to include the legal fees of Cravath, Swaine & Moore and Lemle and Kelleher, L.L.P., counsel to the Agents;

               (g) The MOXY Collateral Requirement which is required to be satisfied as of the March 2002 Amendment Effective Date shall have been satisfied and the MOXY Collateral Agent shall have received a completed MOXY Perfection Certificate dated the March 2002 Amendment Effective Date and signed by a Responsible Officer of each of the Borrower, the Guarantor and MOXY, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to MOXY in the jurisdictions contemplated by the MOXY Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by the Credit Agreement and the MOXY Security Documents or have been released;

               (h) The Administrative Agent shall have received a certificate, duly executed by a Responsible Officer of each of the Borrower, the Guarantor and MOXY, stating that all amounts outstanding under MOXY's bank credit facilities have been repaid in full and that such bank credit facilities have been terminated;

               (i)  There shall be no litigation or
     administrative proceedings or other legal or regulatory developments, actual or threatened, that, in the reasonable judgment of the Lenders, involve a reasonable possibility of a Material Adverse Effect or could reasonably be expected to restrain, prevent or impose burdensome conditions on the satisfaction of the MOXY Collateral Requirement; and

               (j)  MOXY shall have in place insurance with
     reputable insurance companies or associations (or, to the extent consistent with prudent business practice, through its own program of self-insurance) in such amounts and covering such risks as is usually carried by companies in similar businesses and owning similar properties in the same general areas in which MOXY operates.

          SECTION 4. Amendment Fee. The Borrower agrees to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) an amendment fee in an amount equal to 0.50% of such Lender's aggregate unused Commitment and outstanding Loans as of the March 2002 Amendment Effective Date (giving effect to the reduction in Total Commitments on the March 2002 Amendment Effective Date); provided that the Borrower shall have no liability for any such amendment fee if this Amendment does not become effective. Such amendment fee shall be deemed earned on the March 2002 Amendment Effective Date and will be payable in cash to each Lender entitled to receive such fee on the Maturity Date.

          SECTION 5.  Applicable Law.  THIS MARCH 2002 AMENDMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK.

          SECTION 6. No Other Amendments. Except as expressly set forth herein, this March 2002 Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This March 2002 Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 7. Counterparts. This March 2002 Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this March 2002 Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this March 2002 Amendment.

          SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this March 2002 Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this March 2002 Amendment.


          IN WITNESS WHEREOF, the Borrower, the Guarantor and the undersigned Lenders have caused this March 2002 Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                         FREEPORT-McMoRan SULPHUR LLC,

                         by

Name:
                                        Title:


                         McMoRan EXPLORATION CO., as Guarantor,

                         by

                              Name:
                              Title:


                         JPMORGAN CHASE BANK (formerly known as
The Chase Manhattan Bank), individually
and as Administrative Agent, Documentary
Agent and Collateral Agent,

                         by

                              Name:
                              Title:

                         HIBERNIA NATIONAL BANK,

                         by

                              Name:
                              Title:


                         BANK OF MONTREAL,

                         by

                              Name:
                              Title:



                         THE BANK OF NOVA SCOTIA,

                         by

                              Name:
                              Title:


                         THE BANK OF TOKYO-MITSUBISHI, LTD.,HOUSTON AGENCY,

                         by

                              Name:
                              Title:


                         THE FUJI BANK, LIMITED,

                         by

                              Name:
                              Title:


                         GE CAPITAL CFE, INC.,

                         by

                              Name:
                              Title:


                         BANK ONE, NA (f/k/a Bank One Louisiana,NA),

                         by

                              Name:
                              Title: